Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Castwell Precast Corporation (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Jason Haislip, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 18, 2009	/s/ Jason Haislip
Jason Haislip
President and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Castwell Precast Corporation and will be retained by Castwell Precast Corporation and furnished to the Securities and Exchange Commission or its staff upon request.